UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011 (May 10, 2011)

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Auburn National Bancorporation, Inc. (the “Company”) was held on May 10, 2011. This meeting was held for the purpose of considering the election of 11 directors to the Board of Directors to serve one-year terms expiring at the Company’s 2012 Annual Meeting of Shareholders and until their successors have been elected and qualified. As to the election of 11 directors, E.L. Spencer, Jr., Emil F. Wright, Jr., C. Wayne Alderman, Terry Andrus, J. Tutt Barrett, Robert W. Dumas, J.E. Evans, William F. Ham, Jr., David E. Housel, Anne M. May, and Edward Lee Spencer III were all elected to the Board of Directors. The numbers of votes cast were as follows:

Director	Votes For	Withheld	Broker Non-Votes
E.L. Spencer, Jr.	2,542,697	3,546	686,969
Emil F. Wright, Jr.	2,542,906	3,337	686,969
C. Wayne Alderman	2,524,288	21,955	686,969
Terry Andrus	2,499,779	46,464	686,969
J. Tutt Barrett	2,542,906	3,337	686,969
Robert W. Dumas	2,542,806	3,437	686,969
J.E. Evans	2,501,058	45,185	686,969
William F. Ham, Jr.	2,542,702	3,541	686,969
David E. Housel	2,541,766	4,477	686,969
Anne M. May	2,543,404	2,839	686,969
Edward Lee Spencer III	2,542,901	3,342	686,969

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC. (Registrant)

/s/ E.L. Spencer, Jr.
E.L. Spencer, Jr. Chairman, President and Chief Executive Officer

Date: May 12, 2010